UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2005

GOLDEN WEST FINANCIAL CORPORATION

Commission file number 1-4629

Incorporated Pursuant to the Laws of the State of Delaware

IRS Employer Identification No. 95-2080059

1901 Harrison Street, Oakland, California 94612

(510) 446-3420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Louis J. Galen, 80, notified the Company of his retirement from the Board of Directors of Golden West Financial Corporation and its affiliates, effective September 6, 2005.

Jerome (Jerry) Alan Gitt, 62, has been appointed by the Board of Directors to fill the vacancy on the Board of Directors. Mr. Gitt has also been appointed to the Audit Committee and Nominating and Corporate Governance Committee. Mr. Gitt is a Class III director with his term expiring at the 2008 Annual Meeting of Stockholders.

Mr. Galen began his career as a director of Lynwood Savings and Loan in 1946, and he became Chairman and Chief Executive Officer of Lynwood’s successor, Trans-World Financial Corporation, in 1959. Trans-World and Golden West merged in 1975. Mr. Galen was a member of Golden West’s Audit Committee and Nominating and Corporate Governance Committee.

The Company wishes to thank Mr. Galen for his tremendous service to the Company over a long and distinguished career.

Mr. Gitt has more than 25 years experience as one of the nation’s leading analysts covering thrifts, banks and financial related companies. Mr. Gitt retired from Merrill Lynch & Co. in 2000 as First Vice President for Equity Research. He was selected as the nation’s top thrift securities analyst by Institutional Investor magazine in its annual “All-American Research Team” issue for 22 consecutive years, and selected as the nation’s #1 or #2 analyst by Greenwich Research Associates for 20 consecutive years. Mr. Gitt is a Certified Public Accountant, and he has a B.S. in Finance from the University of California at Berkeley and an M.S. in Finance from the University of California at Los Angeles.

The Board of Directors has determined that Mr. Gitt satisfies the independence standards of the New York Stock Exchange’s corporate governance rules, as well as the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934. In making these determinations, the Board of Directors determined that Mr. Gitt has no direct or indirect material relationships with the Company that could interfere with the exercise of his independence from management and the Company, and that Mr. Gitt did not fail any of the NYSE’s bright-line tests that would automatically disqualify him from being regarded as independent. The Board of Directors also determined that Mr. Gitt is financially literate, has accounting, banking or related financial management expertise, and qualifies as an audit committee financial expert under the SEC’s rules.

The Company is delighted to have someone with Mr. Gitt’s background and experience join the Board of Directors.

Exhibit No.	Exhibit
99.1	Notice from Louis J. Galen of his retirement from the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN WEST FINANCIAL CORPORATION

Dated: September 7, 2005

/s/ Russell W. Kettell
Russell W. Kettell
President, Chief Financial Officer, and Treasurer